Independent Registered Public Accountants


The Board of Directors and Shareholders
The Nevis Fund, Inc.:

We consent to the use of our report dated July 27, 2004, incorporated herein by reference, with respect to the financial statements of The Nevis Fund, Inc. (the "Fund"), as of May 31, 2004, and to the references to our firm under the headings "Financial Highlights" in the Prospectus dated October 1, 2005 and "Experts" in the Statement of Additional Information dated October 1, 2005.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 28, 2005